JWC ACQUISITION CORP. ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 16, 2012

Boston, MA — July 25, 2012 — JWC Acquisition Corp. (the “Company”) announced today that it has set August 16, 2012, at 10:00 a.m. Eastern time, as the date and time for the special meeting of stockholders to consider and vote upon a proposal to approve and adopt the previously announced Contribution and Merger Agreement, dated as of June 27, 2012, as may be amended (the “Contribution and Merger Agreement”), by and among the Company, The Tile Shop, LLC (“The Tile Shop”), the members of The Tile Shop, Nabron International Inc., a Bahamas corporation, Tile Shop Holdings, Inc. a newly-formed Delaware corporation and wholly owned subsidiary of The Tile Shop (“TS Holdings”), Tile Shop Merger Sub, Inc., a newly-formed Delaware corporation and wholly owned subsidiary of TS Holdings, and Peter Jacullo, in his capacity as Sellers’ representative, and approve the transactions contemplated thereby, as well as to consider and vote upon related matters. The special meeting will be held at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York. Holders of record of the Company’s common stock at the close of business on July 23, 2012 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

The full meeting agenda will be detailed in the definitive proxy statement/prospectus, which will be included as part of the Registration Statement on Form S-4, as amended (File No. 333-182482) of TS Holdings, and which will be mailed to all stockholders of record. The Registration Statement has not yet been declared effective by the Securities and Exchange Commission (“SEC”).

ABOUT JWC ACQUISITION CORP.

JWC Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving JWC Acquisition Corp. and one or more businesses. JWC Acquisition Corp. is a Delaware corporation formed in 2010. Its securities are quoted on the OTC Bulletin Board under the ticker symbols JWCA, JWCAW and JWCAU.

ABOUT THE TILE SHOP

The Tile Shop is a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of products, attractive prices, and exceptional customer service in an extensive showroom setting. The Tile Shop operates 61 stores in 20 states, with an average size of 23,000 square feet, of which 60 were open as of May 31, 2012.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the business combination. A list of the names of those directors and officers and a description of their interests in the proposed business combination is contained in the preliminary proxy statement/prospectus regarding the business combination, which is included as part of the Registration Statement and will also be included in the definitive proxy statement/prospectus for the proposed business combination that will be mailed to stockholders of the Company. The Company’s stockholders may obtain additional information about the interests of the directors and officers of the Company in the business combination by reading any other materials to be filed with the SEC regarding the business combination when such information becomes available.

ADDITIONAL INFORMATION REGARDING THE BUSINESS COMBINATION AND WHERE TO FIND IT

In connection with the business combination, TS Holdings has filed a Registration Statement on Form S-4 (File No. 333-182482) (the “Registration Statement”), which includes a preliminary proxy statement/prospectus, with the SEC. This material is not a substitute for the definitive proxy statement/prospectus regarding the proposed business combination. The Company will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders when available. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with the Company’s solicitation of proxies for the special meeting to be held to approve the business combination (when available), because they contain important information about The Tile Shop, TS Holdings, the Company and the proposed business combination. The definitive proxy statement/prospectus will be mailed to stockholders of the Company of record as of July 23, 2012. Stockholders may obtain copies of the Registration Statement, which includes the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus (when available), without charge, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: JWC Acquisition Corp., Bay Colony Corporate Center - North Entrance, 1000 Winter Street - Suite 4300, Waltham, Massachusetts 02451, tel. (617) 753-1100, Attention: Jeffrey J. Teschke. If you have any questions about how to submit your proxy, you should contact the Company’s solicitor, which is assisting the Company in the solicitation of proxies, at:

Morrow & Co., LLC

470 West Avenue, Stamford, Connecticut 06902

Telephone: (800) 662-5200

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Contribution and Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company, Sellers, The Tile Shop, TS Holdings, or others following announcement of the Contribution and Merger Agreement and the business combination; (3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Contribution and Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the business combination; (5) the risk that the business combination would disrupt current plans and operations as a result of the announcement and consummation of the business combination described herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the business combination; (8) changes in applicable laws or regulations; (9) the possibility that TS Holdings, The Tile Shop or the Company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in filings with the SEC by the Company or TS Holdings.

Investors are referred to the most recent reports filed with the SEC by the Company. Investors are cautioned not to place undue reliance upon any forward looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.